Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Lesley Hayes, the Chief Executive Officer and Theodore Sanders, the Chief Financial Officer, of Crailar Technologies Inc. (the “Company”), each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to her or his knowledge, the Quarterly Report on Form 10-Q for the quarterly period ended September 27, 2014, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and that the information contained in the Quarterly Report on Form 10-Q fairly presents in all material respects the financial condition and results of operations of the Company.

/s/ Lesley Hayes
Lesley Hayes
Chief Executive Officer and a director
(Principal Executive Officer)
Date: November 12, 2014

/s/ Theodore Sanders
Theodore Sanders
Chief Financial Officer
(Principal Financial Officer)
Date: November 12, 2014

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signatures that appear in typed form within the electronic version of this written statement required by Section 906, has been provided to Crailar Technologies Inc. and will be retained by Crailar Technologies Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

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